UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 22, 2011 (February 16, 2011)

Baldwin Technology Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9334	13-3258160
(Commission File Number)	(IRS Employer Identification No.)

Two Trap Falls Road, Suite 402, Shelton, CT	06484
(Address of Principal Executive Offices)	(Zip Code)

203-402-1000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2011, Baldwin Technology Company, Inc. (“Baldwin” or the “Company”) and John P. Jordan mutually agreed to terminate Mr. Jordan’s employment by the Company as Vice President – Global Administrative Services, Chief Financial Officer and Treasurer of the Company, effective as of the close of business on February 16, 2011.  In conjunction with Mr. Jordan’s departure from the Company, the Company will pay to Mr. Jordan, among other things, severance in an amount equal to one-half his current annual base salary, or a total of $127,500, and supplemental retirement benefits in the total amount of $306,000, the amount that would have been payable to him under the terms of his employment agreement. A copy of the Separation Agreement is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

On February 16, 2011, the Company issued a press release announcing Mr. Jordan’s departure, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation Agreement between Baldwin Technology Company, Inc. and John P. Jordan dated February 16, 2011 (filed herewith).

99.1	Press Release entitled “Baldwin CFO to Leave Company” dated February 16, 2011 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC.
(Registrant)

By:	/s/Leon Richards
Leon Richards
Controller

Dated: February 22, 2011

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